EXHIBIT 99.4

                          Hourly Savings Plan - Amendment No. 1

This exhibit amends a registration statement on Form S-8 with respect to the offer and sale of securities pursuant to the Longview Fibre Company Hourly Employees 401(k) Savings Plan (Registration No. 33-37836). The following document is hereby filed as Amendment No. 1 to this registration statement.

                                  Amendment No. 1 to the
                          Longview Fibre Company Hourly Employees
                                401(k) Savings Plan and Trust


     WHEREAS, Longview Fibre Company (the "Company") approved and adopted the Longview Fibre Company Hourly Employees 401(k) Savings Plan and Trust (the "Plan") and Trust Agreement (the "Trust") which were originally effective June 3, 1985 and most recently restated effective January 1, 1991;

     WHEREAS, the Company reserved the right to amend the Plan and Trust; and

     WHEREAS, the Company has decided that it is in the best interest of participants and beneficiaries to amend the Plan and Trust, and to modify their operations.

     NOW, THEREFORE, RESOLVED, that the Plan is amended effective July 31, 1992, as follows:

1. Page 6 is amended in its entirety as attached from changing the definition of Trade Date in section 1.39 from monthly to daily.

2. Appendix A is amended in its entirety as attached to reflect changes to certain fund names (although the underlying investment strategies remain the same).


Date: July 9, 1992                 LONGVIEW FIBRE COMPANY
                                   By:\s\ L. J. Holbrook
                                   Title: SR V.P. - Finance

Date: July 30, 1992                WELLS FARGO BANK, NATIONAL ASSOCIATION
                                   By:\s\ Peter H. Sorensen
                                   Title: Vice President

                                   By:\s\ Dolores Upton
                                   Title: Vice President


                                    APPENDIX A

The Investment Funds offered to Participants and Beneficiaries as of the Effective Date of Amendment No. 1 include this set of daily valued funds:

     Asset Allocation Fund
     Employer Stock Fund
     S&P 500 Stock Fund
     FDIC Insured Account

If investment instructions are not received from any Participant, his or her investment instructions shall be assumed to be a 100% investment in the FDIC Insured Account.